BYLAWS
OF
SRC ENERGY INC.

As amended and restated on August 18, 2017
Article I
OFFICE
The principal office of the Corporation in the State of Colorado shall be located at 1675 Broadway, Denver CO, 80202, and thereafter at such location as the Board of Directors may determine.
The Corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.
The Corporation shall have and continuously maintain in the State of Colorado a registered office and a registered agent whose office is identical with such registered office as required by the Colorado Business Corporation Act.
ARTICLE II
SHAREHOLDERS’ MEETINGS
Section 1.    Annual Meetings.
A.    Time and Place. The Annual Meeting of the Shareholders of the Corporation, commencing with the year of incorporation, shall be as determined by the Board of Directors.
B.    Purpose of Annual Meeting. The business to be transacted at such Annual Meeting shall be the election of Directors and such other business as shall be properly brought before the meeting.
C.    Alternate Election Date. If the election of Directors shall not be held on the day designated for the Annual Meeting, or at the designated date upon adjournment of such meeting, the Board of Directors shall call a Special Meeting of the Shareholders as soon as conveniently possible thereafter. At such meeting, the election of Directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an Annual Meeting duly called and held.
D.    Notice. Written notice at the address last shown on the books of the Corporation stating the place, day and hour of the meeting, and in the case of a Special Meeting the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail at the direction of the President, Secretary or

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other officer or person calling the meeting; except that if the authorized shares of the Corporation are to be increased, at least 30 days’ notice shall be given.
Section 2.    Special Meetings. Special Meetings of the Shareholders may be called by the Chief Executive Officer or President, Board of Directors or by the holders of at least 10% the stock entitled to vote at such meeting.
Section 3.    Waiver of Notice. A Shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the Shareholders.
Section 4.    Quorum. The holders of record of at least thirty-three and one-third percent (33 1/3%) of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the Shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained and, except as otherwise provided by law, no notice of any such adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting so adjourned.
Section 5.    Record Date. In order to determine the Shareholders of record of the Corporation’s stock who are entitled to notice of meetings of shareholders and to vote at a meeting or adjournment thereof, the Board of Directors may fix a date as the record date for such determination of Shareholders, such date in any case to be not more than 70 days prior to the meeting, nor less than 10 days in advance of the meeting.
A.    Alternate Record Date. If no record date is fixed for such determination of the Shareholders of record, the date on which notice of the meeting is mailed shall be the record date for such determination of Shareholders.
B.    Adjournment. When a determination of Shareholders entitled to vote at any meeting has been made, as provided in this Section, such determination shall apply to any adjournment of such meeting.
C.    Record Date for Determining Shareholders Entitled to Act by Written Consent. In order to determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any Shareholder of record seeking to have the Shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first

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sentence of this Section 5(C)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5(C) or otherwise within ten days of the date on which such a request is received, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
D.    Record Date for Determining Shareholders Entitled to Call a Special Meeting of Shareholders. In order to determine the Shareholders entitled to call a Special Meeting of Shareholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than thirty days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any Shareholder of record seeking to call such a Special Meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within thirty days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 5(D)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5(D) or otherwise within thirty days of the date on which such a request is received, the record date for determining Shareholders entitled to call a Special Meeting of Shareholders shall be the close of business on the thirtieth day after such a request is received by the Secretary.
Section 6.    Presiding Officer. Meetings of the Shareholders shall be presided over by the Chief Executive Officer or President.
Section 7.    Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or the Shareholder’s duly authorized attorney-in-fact or authorized representative. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
Section 8.    Voting of Shares by Shareholders.
A.    Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
B.    At each meeting of the Shareholders, except as otherwise provided by law or by the Articles of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Elections of directors shall be determined by a plurality of the votes cast, and except as otherwise provided by

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law, the Articles of Incorporation, or these Bylaws, all other actions shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the Shareholder or by his or her duly authorized attorney or representative and shall not be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.
C.    At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the Shareholders for their consideration at a meeting, any Shareholder entitled to vote may, on any question, demand a vote by ballot. The cumulative system of voting for the election of directors or for any other purpose shall not be allowed.
D.    A complete list of the Shareholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each Shareholder, shall be prepared by the Secretary and shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the Company’s principal office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.
E.    The Board of Directors in advance of any meeting of Shareholders may appoint one or more inspectors of election to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of the meeting may appoint one or more inspectors of election. Each inspector of election shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
Section 9.    Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders or any other action which may be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by the holders of the requisite number of shares of stock and delivered to the Corporation as set forth in Section 7-107-104 of the Colorado Business Corporation Act and the Articles of Incorporation.
Section 10.    Notice of Shareholder Business and Nominations.
A.    Annual Meetings.
(i)    Nominations of persons for election to the Board and the proposal of other business to be considered by the Shareholders at an Annual Meeting of Shareholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any Shareholder of the Corporation who (i) was a Shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the Annual Meeting, (ii) is entitled to vote at the meeting and (iii) complies with

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the notice procedures set forth in these Bylaws as to such business or nomination; the foregoing Section (c) shall be the exclusive means for a Shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an Annual Meeting of Shareholders.
(ii)    For any nominations or any other business to be properly brought before an Annual Meeting by a Shareholder pursuant to Section 10(A)(i)(c), the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for Shareholder action under the Colorado Business Corporation Act. To be timely, a Shareholder's notice shall be delivered to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 80th day prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. To be in proper form, a Shareholder’s notice (whether given pursuant to this Section 10(A)(ii) or Section 10(B) of this Article II) to the Secretary of the Corporation must:
(a)    set forth, as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares or other securities of the Corporation that are, directly or indirectly, owned beneficially and of record by such Shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock or other securities of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held by such Shareholder or beneficial owner, (E) any

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rights to dividends on the shares of the Corporation owned beneficially by such Shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments or short interests held, directly or indirectly, by a general or limited partnership in which such Shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such Shareholder or beneficial owner is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such Shareholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from Shareholders in support of such proposal or nomination. The information required under this Section 10(A)(ii) shall be supplemented by such Shareholder and any such beneficial owner not later than ten days after the record date for notice of the meeting to disclose such information as of such record date;
(b)    if the notice relates to any business other than a nomination of a director or directors that the Shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder;
(c)    set forth, as to each person, if any, whom the Shareholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in

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concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant; and
(d)    with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 10(C)(v) below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.
(iii)    Notwithstanding anything in the second sentence of Section 10(A)(ii) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a Shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
B.    Special Meetings of Shareholders. Only such business shall be conducted at a Special Meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a Special Meeting of Shareholders at which directors are to be elected pursuant to a notice of meeting (i) by or at the direction of the Board or any committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any Shareholder of the Corporation who (A) is a Shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the Special Meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these Bylaws. In the event a Special Meeting of Shareholders is called for the purpose of electing one or more directors to the Board, any such Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by Section 10(A)(ii) above with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 10(C)(v) below) shall be delivered to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the 90th day prior to such Special Meeting and not later than the close of business on the later of the 80th day prior to such meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a Shareholder’s notice as described above.

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C.    General.
(i)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.
(ii)     For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the Corporation using its ordinary course distribution methods or any other methods reasonably designed to provide broad, non-exclusionary distribution of the information to the public, including by disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission.
(iii)    Notwithstanding the foregoing provisions of these Bylaws, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Articles of Incorporation or these Bylaws.
(iv)    The Corporation may require any proposed Shareholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to serve on standing committees of the Board. Unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) making a nomination or proposal under this Section 10 does not appear at a meeting of Shareholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(v)    To be eligible to be a nominee for election or reelection as a director of the Corporation, if requested by the Corporation, a person must deliver (in accordance with the time

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periods prescribed for delivery of notice under this Section 10) to the Secretary of the Corporation at the principal office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
Section 11.    Presumption of Assent. A Shareholder of the Corporation who is present at a meeting of the Shareholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Shareholder’s dissent shall be entered in the Minutes of the meeting or unless such Shareholder shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Shareholder who voted in favor of such action.
ARTICLE III
DIRECTORS
Section 1.    Number. The property, affairs and business of the Corporation shall be managed by a Board of Directors of not less than one (1) person as shall be fixed by the Board of Directors from time to time. Except as hereinafter provided, Directors shall be elected at the Annual Meeting of the Shareholders and each Director shall serve until the next annual meeting of shareholders or his or her resignation or removal and until his or her successor shall be elected and qualify.
Section 2.    Increase in Numbers. The number of Directors may be increased or decreased from time to time by a majority vote of the whole Board of Directors, provided however, that no vote to decrease the number of Directors shall have the effect of shortening the term of any incumbent Director.
Section 3.    Qualification. Directors need not be Shareholders of the Corporation.

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Section 4.    Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.
Section 5.    Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein except such resignations shall not be submitted effective retroactively. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the Shareholders, or by the remaining Directors, though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. Any vacancy may be filled by the affirmative vote of Directors then in office or by an election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose, and a Director so chosen shall hold office until the next Annual meeting of Shareholders and thereafter until such Director’s successor shall have been elected and qualified.
Section 6.    Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by the Board or the Chief Executive Officer. Special Meetings may be held at any time upon call of the Chief Executive Officer, or a majority of Directors. A meeting of the Board of Directors shall be held without notice immediately following the Annual Meeting of the Shareholders. Notice need not be given of meetings of the Board of Directors held at any time without notice if all the Directors are present, or if before or after the meeting those not present waive such notice in writing. Notice of a Special Meeting shall be given at least two days in advance of the meeting; provided, however, that a shorter period of notice is permissible if deemed reasonable in the circumstances by the person or group calling the meeting. Notice of a meeting of the Board of Directors need not state the purpose of or the business to be transacted at such meeting.
Section 7.    Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the Minutes of the meeting or unless such Director shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
Section 8.    Removal. At any meeting of Shareholders, any Director or Directors may be removed from office, without assignment of any reason therefor, by a requisite majority of the Shareholders. When any Director or Directors are removed, new Directors may be elected at the same meeting of Shareholders for the unexpired term of the Director or Directors to be removed. If the Shareholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining Directors.

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Section 9.    Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors and may be stated as such in any documents filed with the Secretary of State of Colorado under the Colorado Business Corporation Act.
Section 10.    Compensation. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of Directors may be on such basis as is determined in the resolution of the Board of Directors. Any Directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.
Section 11.    Committees. The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an executive committee and such other committees as it may deem appropriate. Each such committee shall consist of at least two members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it and as otherwise provided by Colorado law. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of and to discharge any such committee.
A.    Committee to Keep Written Records. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors.
B.    Failure to Keep Written Records. Failure to submit such records, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.
Section 12.    Director Voting. At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which such Director may hold.
Section 13.    Majority. The action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

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Section 14.    Board and Committee Meeting by Telephone. Any one or more (including, without limitation, all) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
OFFICERS
Section 1.    Election and Term of Office. The Officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each Annual Meeting of the Shareholders. If the election of the Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may occur. Any number of offices may be held by the same person. Each Officer shall hold office until the first of the following to occur: until such Officer’s successor shall have been duly elected and shall have qualified; or until such Officer’s death; or until such Officer shall resign; or until such Officer shall have been removed in the manner herein provided. The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer and one (1) or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers, at the discretion of the Board of Directors.
Section 2.    Removal. Any Officer or agent or employee of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any Officer or agent shall not of itself create contract rights.
Section 3.    Powers and Duties of the Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office the Chief Executive Officer. He or she shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or the Board of Directors.
Section 4.    Powers and Duties of the President. Subject to the control of the Board of Directors or the direction of the Chief Executive Officer, the President shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office President. He or she shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws, the Board of Directors or the Chief Executive Officer.
Section 5.    Power and Duties of the Chairman of the Board. If Chairman of the Board is elected by the directors, the Chairman shall preside at all meetings of the directors. The Chairman shall have such other powers and duties as the Board may prescribe from time to time.
Section 6.    Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such

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other powers and perform such other duties as may from time to time be assigned to him or her by the Bylaws or by the Board of Directors, the President or the Chief Executive Officer.
Section 7.    Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he or she shall attend to the giving or serving of all notices of the Corporation; documents and other papers as the Board of Directors, the President or the Chief Executive Officer shall authorize and direct; he or she shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the President or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and he or she shall have all powers and shall perform such duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or the Board of Directors, the President or the Chief Executive Officer.
Section 8.    Powers of the Treasurer; Duties of Treasurer. The Treasurer shall have the care and custody of the corporate funds and securities, sign checks, drafts, notes and orders for the payment of money, pay out and disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such payments and disbursements, deposit all monies and securities belonging to the Corporation and, in general, perform such other duties as are customarily performed by the Treasurer.
The Treasurer shall:
A.    Have charge and custody of, and be responsible for, all funds and securities of the Corporation.
B.    Render a statement of the condition of the finances of the Corporation from time to time and at the specific request of the Board of Directors.
C.    Receive and give receipts for monies due and payable to the Corporation from any source whatsoever.
D.    Perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or by the President. The Treasurer may be required to give bond for the faithful performance of Treasurer’s duties in such sum and with such surety as may be determined by the Board of Directors.
Section 9.    Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.
Section 10.    Duties of Assistant Secretaries, Assistant Treasures and Other Subordinate Officers. Assistant Secretaries, Assistant Treasurers and other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

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Section 11.    Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.
Section 12.    Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be ineligible to receive such salary by reason of the fact that he or she is also a Director of the Corporation and receiving compensation therefor.
Section 13.    Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories shall be signed by such of its Officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of signatures under specific conditions, and all notes, bills, receivables, trade acceptances, drafts and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount, or collection be endorsed by such Officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.
ARTICLE V
STOCK
Section 1.    Certificates. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Colorado Business Corporation Act. If certificated, such certificate shall be signed in the name of the Corporation by its Chief Executive Officer or President and the Secretary and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation’s Officers on such certificate may also be a facsimile engraved or printed if the certificate is countersigned by the transfer agent, or registered by a registrar. In the event any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such Officer had not ceased to be an officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.
Section 2.    Consideration for Shares. Shares shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration as may be fixed from time to time by the Board. Such consideration may consist in whole or in part of money, other property, tangible or intangible, or such other consideration as shall be permitted under the Colorado Business Corporation Act.
Section 3.    Lost, Destroyed or Stolen Certificates. No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence satisfactory to the Board of Directors of such loss, destruction or theft; and if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.
Section 4.    Transfer of Shares.

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A.    Upon surrender to the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept either at the offices of the Corporation’s legal counsel, at the Corporation’s principal office or by its registered duly appointed agent.
B.    The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of the State of Colorado.
Section 5.    Record Dates. The Board of Directors may fix in advance a date, not less than ten (10) or more than seventy (70) days preceding the date for the payment of any dividend, or the date for the distribution or allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of Shareholders entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange or capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such distribution or allotment of rights, or to exercise any stock on the books of the Corporation after any such record date fixed as aforesaid.
Section 6.    Voting on Stock. All stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the Chief Executive Officer or President or any Vice President of the Corporation on behalf of the Corporation upon resolution and approval by the board.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 2.    Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.    Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4.    Deposits. The money of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories, as the Board of Directors

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may designate and shall be subject to the order of the Corporation signed by such officer or agent of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.
ARTICLE VII
CORPORATE SEAL
The corporate seal of the Corporation shall consist of a circular imprint bearing around the outside rim the name of the Corporation and the word “Colorado” and in the center shall be inscribed the word “Seal”.
ARTICLE VIII
AMENDMENT OF BYLAWS
Section 1.    By Shareholders. All Bylaws of the Corporation shall be subject to alteration or repeal and new Bylaws may be made by the requisite vote of Shareholders, a quorum being present in person or by proxy, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.
Section 2.    By Directors. The Board of Directors shall have power to make, adopt, amend or repeal, from time to time, these Bylaws of the Corporation.
ARTICLE IX
FISCAL YEAR
The fiscal year end of the Corporation shall be as determined by the Board of Directors.
ARTICLE X
APPROVAL
The undersigned hereby certifies that the foregoing Bylaws constitute a true and complete copy of the Bylaws of SRC Energy Inc. and the same have been approved, ratified and accepted by the Board of Directors as the Bylaws of the Corporation.

Dated: August 18, 2017             /s/ Cathleen M. Osborn
Cathleen M. Osborn, Secretary

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